                   THE NETPLEX GROUP, INC. AND SUBSIDIARIES
            PRO FORMA CONDENESED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1998
                                   (Unaudited)

                              Pro Forma
                             Netplex and
                                 ABS              AIG               Pro Forma
                             June 30, 1998      Acquisition       June 30, 1998
                            ------------      -------------        -------------
Revenues                     $30,141,642         $5,396,318 C        $35,537,960

Cost of revenues              24,853,533          2,256,146 C         27,109,679
                             -----------        -----------          -----------
    Gross profit               5,288,109          3,140,172            8,428,281
                             -----------        -----------          -----------

Selling, general and
  administrative expenses      5,952,847          1,199,041 C          7,258,076
                                                    106,188 D

                              ----------        -----------           ----------
  Operating income (loss)       (664,738)         1,834,943 C          1,170,205

Interest expenses, net            80,479             95,000 D            175,479
                              ----------        -----------            ---------
INCOME (LOSS) BEFORE
  INCOME TAXES                 (745,217)          1,739,943              994,726


PROVISION FOR INCOME TAXES         -                   -                    -
                             ----------         -----------           ----------

NET INCOME (LOSS)            $ (745,217)         $1,739,943          $   994,726
                             ==========         ===========          ===========


Weighted average shares
outstanding, Basic & Diluted 8,223,292                                8,604,244
                             ==========                               ==========

Basic and diluted loss per
  common share               $    (0.10)                              $    0.10
                             ==========                               ==========


            The      accompanying   notes   are  an   integral   part  of  these
                     consolidated financial statements.

                   THE NETPLEX GROUP, INC. AND SUBSIDIARIES
            PRO FORMA CONDENESED CONSOLIDATED STATEMENT OF OPERATIONS
                    For Year Ended December 31, 1998
                                   (Unaudited)

                              Pro Forma
                             Netplex and
                                 ABS              AIG              Pro Forma
                           December 31, 1997    Acquisition   December 31, 1997
                             ------------      -------------       -------------
Revenues                     $44,613,931         $7,544,678 C        $52,158,609

Cost of revenues              38,463,654          5,074,646 C         43,538,300
                             -----------        -----------          -----------
  Gross profit                 6,150,277          2,470,032            8,620,309
                             -----------        -----------          -----------

Selling, general and
  administrative expenses      9,077,948          2,331,070 C         11,621,395
                                                    212,376 D

                              ----------        -----------           ----------
  Operating income (loss)     (2,927,671)           (73,414)         (3,001,086)

Interest expenses, net           26,337            190,000 D            216,337
                              ----------        -----------            ---------
INCOME (LOSS) BEFORE
  INCOME TAXES               (2,954,008)           (263,414)         (3,217,423)


PROVISION FOR INCOME TAXES         -                   -                    -
                             ----------         -----------           ----------

NET INCOME (LOSS)           $(2,954,008)        $  (263,414)        $(3,217,423)
                            ===========         ===========          ===========


Weighted average shares
outstanding, Basic & Diluted  7,270,863                                7,651,815
                             ==========                               ==========

Basic and diluted loss per
  common share               $    (0.44)                              $   (0.46)
                             ==========                               ==========


            The      accompanying   notes   are  an   integral   part  of  these
                     consolidated financial statements.

                  THE NETPLEX GROUP, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                               (unaudited)

                  June 30, 1998 and December 31, 1997

A                                      Debit        Credit
                                      ----------  -----------
   Accounts receivable                  202,067
   Property and equipment               450,000
   Prepaid and other current assets      11,527
   Software development costs           336,001
   Other assets                          16,826
   Goodwill                           3,185,646
        Accrued expenses-deferred revenue           202,067
        Cash                                      3,000,000
        Class B preferred stock                   1,000,000
                                     ----------  ----------
                                      4,202,067   4,202,067
                                     ==========  ==========

   Record purchase of AIG at preliminary estimate of fair values of assets and liabilities acquired.

B                                        Debit       Credit
                                      ---------    ----------
   Cash                               4,000,000
      Line of credit-with Bank                      2,000,000
      Common stock                                        381
      Additional paid in capital                    1,999,619
                                     ----------    ----------
                                      4,000,000     4,000,000
                                     ==========    ==========

   Record expected financing of acquisition of Applied Intelligence Group.

C                                    Year                 Six Months
                              ---------------------  --------------------
  Cost of Revenues            5,074,646              2,256,146
   Selling, G & A expense     1,990,311              1,036,394
   Selling, G&A expense,
      Depre & Amort             340,759                162,647
   Interest                        -                 1,941,131
   Revenue                              (7,544,678)      -      5,396,318
   Net assets (balance
     sheet entry not
     recorded)                 138,962
                           -----------  ---------   ---------  ---------
                             7,544,678  (7,544,678)  5,396,318 (5,396,318)
                            ==========   =========   =========  =========

   Record Applied Intelligence Group estimated profit and loss for the year ended 12/31/97 and the six months ended 6/30/98.


D                                    Year                 Six Months+
                              ---------------------  --------------------

  Interest expense (at 9.5%)  190,000                    95,000
  Goodwill amortization                                 106,188
    expense                   212,376
     Accrued expenses                    (190,000)               (95,000)
     Accumulated amortization-Goodwill   (212,376)              (106,188)


  Record interest expense on financing and amortization of estimated goodwill over fifteen years on a straight-line basis.